Exhibit 99.1

NEWS RELEASE

NOVAGOLD Announces Extension of Donlin Gold Surface Use Agreement with The Kuskokwim Corporation

▶	Donlin Gold Cements its Partnership with the Native Corporations of Alaska

June 09, 2014 — Vancouver, British Columbia — NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) today announced that Donlin Gold LLC (Donlin Gold) and The Kuskokwim Corporation (TKC) have reached an updated long term Surface Use Agreement (“Agreement”) at NOVAGOLD’s flagship asset, the Donlin Gold project in Alaska - one of the world’s largest undeveloped gold deposits. Conclusion of this Agreement represents an important milestone in the advancement of this major project towards development and ultimately production.

The Agreement has been extended to coincide with the projected Donlin Gold mine life with provisions for a further extension, should production continue beyond that. The Agreement also coincides with the length of the Calista Corporation’s Exploration and Mining Lease.  The Agreement:

▶	Provides direct compensation to TKC through payments for project milestones, annual surface use and mine operation

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Includes a coordinated and consultative approach between Donlin Gold and TKC regarding annual project planning, reclamation as well as preparation of a subsistence harvest plan for affected surface lands

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Gives preference to TKC for contracts, hiring and training TKC shareholders, as well as funding scholarships and working with federal, state and local entities to help create and fund a training facility in the region

▶	Commits to an exclusive contract with TKC for the construction and operations of an upriver port site

“Our families have lived off this land for generations and we want to make sure it is developed both responsibly and in a way that benefits the shareholders of The Kuskokwim Corporation,” said Maver Carey, President and CEO of TKC.  “Since 1995, Donlin Gold has worked constructively in our region and I know our partnership will benefit our shareholders for many generations.  Today’s agreement sets the basis for a long and productive relationship that with construction of the mine will provide jobs and financial value to the shareholders in our 10 villages.”

“This Agreement represents a strong commitment by the project’s key stakeholders to continue advancing Donlin Gold in a responsible and sustainable manner for the benefit of the region and its shareholders,” said Stan Foo, General Manager, Donlin Gold, which is owned equally by subsidiaries of NOVAGOLD and Barrick Gold Corporation.  “Our strong and time-honored relationship with TKC and Calista Corporation, who, respectively own the surface and mineral rights to the lands encompassing the Donlin Gold project, forms a solid foundation for its successful development.”

“I would like to congratulate Donlin Gold and TKC in successfully extending this Agreement, which preserves a mutually-beneficial undertaking that will have far-reaching impacts, not only to the local communities but all of our stakeholders who will participate in the development of this remarkable gold deposit," said Greg Lang, NOVAGOLD’s President and CEO. "We truly appreciate our partnership with the Alaska Native Corporations and look forward to a prosperous future.”

About Social Responsibility

Responsible mine development requires strong social and environmental leadership as well as financial integrity. NOVAGOLD believes that a company must earn their social license and has put in place systems and procedures to “do it right” from the very beginning. Donlin Gold has taken part in extensive outreach activities with communities in the region since the early phases of exploration. The intent has been to provide residents with information about Donlin Gold and also to seek feedback on the project.  NOVAGOLD supports the establishment of these important lines of communication because they set a strong precedent for successful collaborative working relationships. These procedures and policies form the foundation on which NOVAGOLD operates today as the company continues to ensure that all of its projects are developed to the highest technical, environmental, social and economic standards.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company engaged in the exploration and development of mineral properties in North America. Its flagship asset is the 50%-owned Donlin Gold project in Alaska, one of the safest jurisdictions in the world. With approximately 39,000,000 ounces of gold in the measured and indicated resource categories (541 million tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest grade, and most prospective known gold deposits in the world. According to the Updated Feasibility Study (as defined below), once in production, Donlin Gold should average approximately 1,500,000 ounces of gold per year for the first five full years, followed by decades of more than one million ounces per year on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold bearing trend. Current activities at Donlin Gold are focused on permitting, community outreach and workforce development in preparation for the construction and operation of this top tier asset. The Donlin Gold project commenced permitting in 2012, a clearly defined process expected to take approximately 4 years. NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. According to the 2011 Pre-Feasibility Study, once in production, Galore Creek is expected to be the largest copper mine in Canada, a tier-one jurisdiction. NOVAGOLD is currently evaluating opportunities to sell all or a portion of its interest in Galore Creek and would apply the proceeds toward the development of Donlin Gold. NOVAGOLD is well positioned to stay the course and take Donlin Gold through permitting.

Scientific and Technical Information

Scientific and technical information contained herein with respect to Donlin Gold is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” compiled by AMEC. Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno), Tony Lipiec, P.Eng. Manager Process Engineering (AMEC, Vancouver) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Analyst, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of Donlin Gold, statements relating to NOVAGOLD’s future operating and financial performance, outlook, and the potential sale of all or part of NOVAGOLD’s interest in Galore Creek are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration results and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; intended use of proceeds; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation and Teck Resources Limited for the continued exploration and development of the Donlin Gold and Galore Creek properties; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Information Form for the year-ended November 30, 2012, filed with the Canadian securities regulatory authorities, and NOVAGOLD’s annual report on Form 40-F filed with the United States Securities and Exchange Commission and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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